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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             CMS ENERGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


          Michigan                                    38-2726431
(State of Incorporation)                     (IRS Employer Identification No.)


Fairlane Plaza South, Suite 1100
330 Town Center Drive, Dearborn, Michigan               48126
(Address of Principal Executive Offices)              (Zip Code)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [X].

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ ].

         Securities Act registration statement file number to which this form relates: 333-68937, 333-68937-01 and 333-68937-02 (if applicable).

         Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class                            Name Of Each Exchange On Which
 To Be So Registered                            Each Class Is To Be Registered
 -------------------                           ---------------------------------

Premium Equity Participating Security Units       New York Stock Exchange


         Securities to be registered pursuant to Section 12(g) of the Act:  None




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Item 1.    Description of Registrant's Securities to be Registered.

           The class of securities to be registered hereby are the Premium Equity Participating Security Units (the "PEPS Units") of CMS Energy Corporation, a Michigan corporation.

           A description of the PEPS Units is set forth in the Prospectus Supplement dated August 10, 2000 and filed with the Commission pursuant to Rule 424 on August 10, 2000, to the Prospectus contained in the Registration Statement on Form S-3 of CMS Energy Corporation, CMS Energy Trust II and CMS Energy Trust III (Registration Nos. 333-68937, 333-68937-01 and 333-68937-02)
(as the same may be amended from time to time the "Registration Statement"), which is incorporated herein by reference.

Item 2. Exhibits.

*1. Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission on May 7, 1999.

*2. Prospectus and Prospectus Supplement (Rule 424(b)(5) filing made by CMS Energy Corporation on August 10, 2000).

*3 Subordinated Debt Indenture (Designated in CMS Energy Corporation's Form 8-K dated June 1, 1997, File No. 1-9513, as Exhibit (4)(a)).

*4. Form of Fourth Supplemental Indenture to be used with the Subordinated Debentures issued in connection with the Common Securities and the Trust Preferred Securities (incorporated herein by reference to Exhibit 4(w) to CMS Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2000).

*5. Form of Subordinated Debenture (incorporated herein by reference to Exhibit 4(cc) to CMS Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2000).

*6. Certificate of Trust of CMS Energy Trust III (Designated in CMS Energy Corporation's Form S-3 Registration Statement filed on December 15, 1998, Registration Nos. 333-68937, 333-68937-01 and 333-68937-02 as
        Exhibit (4)(i)).



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*7.     Form of Amended and Restated Declaration of Trust of CMS Energy Trust
        III (incorporated herein by reference to Exhibit 4(x) to CMS Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2000).

*8.     Form of Trust Preferred Security (incorporated herein by reference to
        Exhibit 4(dd) to CMS Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2000).

*9. Form of Guarantee Agreement of CMS Energy Trust III (incorporated herein by reference to Exhibit 4(y) to CMS Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2000).

*10. Form of Pledge Agreement among CMS Energy Corporation and The Chase Manhattan Bank, as Collateral Agent, The Chase Manhattan Bank, as Securities Intermediary, and The Bank of New York, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4(z) to CMS Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2000).

*11.    Form of Purchase Contract Agreement (incorporated herein by reference to
        Exhibit 4(aa) to CMS Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2000).

*12. Form of Certificate Evidencing PEPS Units (incorporated herein by reference to Exhibit 4(ee) to CMS Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15,
        2000).

*13. Form of Certificate Evidencing Treasury PEPS Units (incorporated herein by reference to Exhibit 4(ff) to CMS Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2000).

*14. Form of Remarketing Agreement between CMS Energy Corporation, CMS Energy Trust III and Morgan Stanley & Co., Incorporated (incorporated herein by reference to Exhibit 4(bb) to CMS Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15,
        2000).

*Incorporated herein by reference.



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                                    SIGNATURE


           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           CMS ENERGY CORPORATION



                                           By: /s/ Thomas A. McNish
                                              ------------------------------
                                                   Thomas A. McNish
                                                   Vice President and Secretary





Dated: August 15, 2000